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                                                                   EXHIBIT 3(ii)


                                    BYLAWS
                                    ------

                      SHOPPERS FOOD WAREHOUSE CORPORATION
                      -----------------------------------


                                  ARTICLE I.
                                    OFFICES

     Section 1.01.  Offices.  The corporation may have such offices, within or
                    -------
without the State of Delaware as the Directors shall from time to time determine.
                                  ARTICLE II.
                           MEETINGS OF SHAREHOLDERS

     Section 2.01.  Place and Time of Meetings.  Meetings of the shareholders
                    --------------------------
may be held at any place, within or without the State of Delaware, designated by the Directors and, in the absence of such designation, shall be held at the office of the corporation in the State of Minnesota. The Directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at ten o'clock a.m.

     Section 2.02.  Annual Meetings.
                    ---------------
     (a) The first annual meeting of the shareholders shall be held on a day designated by the Directors, which shall be not more than sixteen (16) months after the date of incorporation. Each subsequent annual meeting, subject to the power of the shareholders to change the date, shall be held on the same day or, if that day shall fall upon a legal holiday, on the next succeeding business day.
     (b) At the annual meeting the shareholders, voting as provided in the Articles of Incorporation, shall designate the number of Directors to constitute the Board of Directors, shall elect Directors and shall transact such other business as may properly come before them.

     Section 2.03.  Special Meetings.  Special meetings of the shareholders may
                    ----------------
be held at any time and for any purpose and may be called by the Chairman of the Board, the President, any three Directors, or by one or more shareholders holding ten percent (10%) or more of the shares entitled to vote on the matters to be presented to the meeting.

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     Section 2.04.  Quorum, Adjourned Meetings.  The holders of a majority of
                    --------------------------
the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting. In case a quorum shall not be present at a meeting, those present shall adjourn to such day as they shall, by majority vote, agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 2.05.  Voting.  At each meeting of the shareholders at which a
                    ------
quorum is present in person or by proxy, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the Articles of Incorporation provide otherwise, shall have one vote for each share having voting power registered in his name on the books of the corporation. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except where otherwise required by statute, the Articles of Incorporation or these Bylaws.

     Section 2.06.  Closing of Books.  The Board of Directors may fix a time,
                    ----------------
not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the twentieth
(20th) day preceding the date of such meeting.

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     Section 2.07.  Notice of Meetings.  There shall be mailed to each
                    ------------------
shareholder shown by the books of the corporation to be a holder of record voting shares, at his address as shown by the books of the corporation, a notice setting out the time and place of each annual meeting and each special meeting, which notice shall be mailed at least three (3) days prior thereof; except that notice of a meeting at which an agreement of merger or consolidation is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least two (2) weeks prior thereto; and except that notice of a meeting at which a proposal to dispose of all, or substantially all, of the property and assets of the corporation is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least ten (10) days prior thereto; and except that notice of a meeting at which a proposal to dissolve the corporation or to amend the Articles of Incorporation is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least ten (10) days prior thereto. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, pursuant to Section 2.03, and the business transacted at all special meetings shall be confined to the purpose stated in the call.

     Section 2.08.  Waiver of Notice.  Notice of any annual or special meeting
                    ----------------
may be waived either before, at, or after such meeting in a writing signed by each shareholder or representative thereof entitled to vote the shares so represented.

     Section 2.09.  Written Action.  Any action which might be taken at a
                    --------------
meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders.

                                 ARTICLE III.
                                   DIRECTORS

     Section 3.01.  General Powers.  The property affairs and business of the
                    --------------
corporation shall be managed by the Board of Directors.

     Section 3.02.  Number, Qualification and Term of Office.  The number of
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Directors shall be established by resolution of the shareholders (subject to the authority of the Board of Directors to increase the number of Directors as permitted by law) but shall not be less than the lesser of (i) the number of shareholders of record and beneficially, or (ii) two (2). In the absence of such shareholder resolution, the

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number of Directors shall be the number last fixed by the shareholders or the
Board of Directors or the Articles of Incorporation. Directors need not be shareholders. Each of the Directors shall hold office until the annual meeting of shareholders next held after his election and until his successor shall have been elected and shall qualify, or until he shall resign, or shall have been removed as hereinafter provided.

     Section 3.03.  Annual Meeting.  As soon as practicable after each annual
                    --------------
election of Directors, the Board of Directors shall meet at the registered office of the corporation, or at such other place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing the officers of the corporation and for the transaction of such other business as shall come before the meeting.

     Section 3.04.  Regular Meetings.  Regular meetings of the Board of
                    ----------------
Directors shall be held from time to time at such time and place within or without the State of Delaware as may be fixed by resolution adopted by a majority of the whole Board of Directors.

     Section 3.05.  Special Meetings.  Special meetings of the Board of
                    ----------------
Directors may be called by the Chairman of the Board, the President, the Secretary or by any two of the Directors and shall be held from time to time at such time and place as may be designated in the notice of such meeting.

     Section 3.06.  Notice of Meetings.  No notice need be given of any annual
                    ------------------
or regular meeting of the Board of Directors. Notice of each special meeting of the Board of Directors shall be given by the Secretary who shall give at least forty-eight (48) hours' notice thereof to each Director by mail, telephone, telegram or in person.

     Section 3.07.  Waiver of Notice.  Notice of any meeting of the Board of
                    ----------------
Directors may be waived either before, at or after such meeting in writing signed by each Director. A Director, by his attendance and participation in the action taken at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting.

     Section 3.08.  Quorum.  A majority of the whole Board of Directors shall
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constitute a quorum for the transaction of business except that when a vacancy or vacancies exist, a majority of the remaining

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Directors (provided such majority consists of not less than the lesser of (i)
the number of Directors required by Section 3.02, or (ii) two (2) Directors) shall constitute a quorum.

     Section 3.09.  Vacancies; Newly Created Directorships.  Vacancies in the
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Board of Directors of this corporation occurring by reason of death, resignation, increase in the number of Directors by the shareholders to the minimum number required by Section 3.02 or otherwise, shall be filled for the unexpired term by a majority of the remaining Directors of the Board although less than a quorum; newly created directorships resulting from an increase in the authorized number of Directors by action of the Board of Directors as permitted by Section 3.02 may be filled by two-thirds (2/3) vote of the Directors serving at the time of such increase; and each person so elected shall be a Director until his successor is elected by the shareholders, who may make such election at their next annual meeting or at any meeting duly called for that purpose.

     Section 3.10.  Removal.  The entire Board of Directors or any individual
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Director may be removed from office, with or without cause, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of Directors. In the event that the entire Board or any one or more Directors be so removed, new Directors shall be elected at the same meeting.

     Section 3.11.  Executive Committee.  The Board of Directors, by unanimous
                    -------------------
affirmative action of the entire Board, may establish an Executive Committee consisting of two (2) or more Directors. Such Committee may meet at stated times or on notice to all given by any of their own number. During the intervals between meetings of the Board of Directors, such Committee shall advise and aid the officers of the corporation in all matters concerning the business and affairs of the corporation and, generally, perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board of Directors may, by unanimous affirmative action of the entire Board, delegate to such Committee authority to exercise all the powers of the Board of Directors, except the power to amend the Bylaws, while the Board of Directors is not in session. Vacancies in the membership

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of the Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

     Section 3.12.  Other Committees.  The Board of Directors may establish
                    ----------------
other committees from time to time making such regulations, as it deems advisable, with respect to the membership, authority and procedures of such committees.

     Section 3.13.  Written Action.  Any action which might be taken at a
                    --------------
meeting of the Board of Directors may be taken without a meeting if done in writing and signed by the number of Directors that would be required to take the same action at a meeting of the Board of Directors at which all Directors were present. Any action which may be taken at a meeting of any duly constituted committee of the Board of Directors may be taken without a meeting if done in writing and signed by all of the committee members.

     Section 3.14.  Conference Communications.  Directors may participate in any
                    -------------------------
meeting of the Board of Directors, or of any duly constituted committee thereof, by means of a conference telephone conversation or other comparable communication technique whereby all persons participating in the meeting can hear and communicate to each other. For the purpose of establishing a quorum and taking any action at the meeting, such Directors participating pursuant to this Section 3.14 shall be deemed present in person at the meeting; and the place of the meeting shall be the place or origination of the conference telephone conversation or other comparable communication technique.

     Section 3.15.  Compensation.  Directors shall receive no compensation
                    ------------
for attendance at Board meetings except as may be determined from time to time by vote of the shareholders. All Directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any Director from serving this corporation in any other capacity and receiving proper compensation therefor.

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                                  ARTICLE IV.
                                   OFFICERS

     Section 4.01.  Number.  The officers of the corporation shall consist of a
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Chairman of the Board (if one is elected by the Board); the President, who shall be the chief executive officer of the corporation; one or more Vice Presidents (if desired by the Board); a Secretary; a Treasurer, and such other officers and agents as may from time to time be elected by the Board of Directors. Any two offices, except those of President and Vice President, may be held by one person.

     Section 4.02.  Election, Term of Office and Qualifications.  At each annual
                    -------------------------------------------
meeting of the Board of Directors, the Board shall elect, from within or without their number, the President, the Secretary, the Treasurer, and such other officers as may be deemed advisable. Such officers shall hold office until the next annual meeting of the Directors or until their successors are elected and qualify.

     Section 4.03.  Removal and Vacancies.  Any officer may be removed from his
                    ---------------------
office by a majority of the whole Board of Directors, with or without cause. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

     Section 4.04.  Chairman of the Board.  The Chairman of the Board, if one is
                    ---------------------
elected, shall preside at all meetings of the shareholders and Directors and shall have such other duties as may be prescribed from time to time by the Board of Directors.

     Section 4.05.  President.  The President shall have general active
                    ---------
management of the business of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and Directors. He shall be the chief executive officer of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be exofficio a member of all standing committees. He may execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation and, in general, shall perform all duties usually incident to the office of President. He shall have such other duties as may from time to time be prescribed by the Board of Directors.

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     Section 4.06.  Vice President.  Each Vice President shall have such powers
                    --------------
and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

     Section 4.07.  Secretary.  The Secretary shall be secretary of and shall
                    ---------
attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the corporation. The Secretary shall give proper notice of meetings of shareholders and Directors. The Secretary shall keep the seal of the corporation and shall affix the same to any instrument requiring it and may, when necessary, attest the seal by the Secretary's signature. The Secretary shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President. In the absence of the Secretary, any Assistant Secretary may perform the duties of the Secretary.

     Section 4.08.  Treasurer.  The Treasurer shall keep accurate accounts of
                    ---------
all monies of the corporation received or disbursed. The Treasurer shall deposit all monies, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as a majority of the whole Board of Directors shall from time to time designate. The Treasurer shall have power to endorse, for deposit, all notes, checks and drafts received by the corporation. The Treasurer shall disburse the funds of the corporation, as ordered by the Board of Directors, making proper vouchers therefor. The Treasurer shall render to the President and the Directors, whenever required, an account of all his/her transactions as Treasurer and of the financial condition of the corporation and shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President. In the absence of the Treasurer, any Assistant Treasurer may perform the duties of the Treasurer.

     Section 4.09.  Compensation.  The officers of this corporation shall
                    ------------
receive such compensation for their services as may be determined from time to time by resolution of the Board of Directors.

     Section 4.10.  Authority to Execute Agreements.  The Chairman of the Board,
                    -------------------------------
President and Vice Presidents, and any one of them, are hereby authorized to execute or cause to be executed in the name

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and on behalf of this corporation, all contracts, agreements, deeds, mortgages, bonds, options, leases, lease and other guarantees of the obligations of others, including subsidiary corporations and customers, stock transfer documents, and such other instruments as may be necessary or desirable in the conduct of the business of the corporation; and said officers are further authorized to sign and affix, or cause to be signed and affixed, the seal of the corporation on any instrument requiring the same, which seal shall be attested by the signature of the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer.

                                  ARTICLE V.
                           SHARES AND THEIR TRANSFER

     Section 5.01.  Certificates for Shares.  Every owner of shares of the
                    -----------------------
corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by him. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the President or a Vice President and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. Such signatures may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 5.04.

     Section 5.02.  Issuance of Shares.  Subject to the preemptive rights of the
                    ------------------
shareholders of this corporation as established and prescribed by the General Corporation Law of Delaware, the Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash. The amount of consideration to be received in cash shall not be less than the par value of the shares so allotted.

     Section 5.03.  Transfer of Shares.  Transfer of shares on the books of the
                    ------------------
corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or

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the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat, as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation.

     Section 5.04.  Loss of Certificates.  Any shareholder claiming a
                    --------------------
certificate for shares to be lost or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

                                  ARTICLE VI.
                           DIVIDENDS, SURPLUS, ETC.

     Section 6.01.  Dividends.  Subject to the provisions of the Articles of
                    ---------
Incorporation, of these Bylaws and of law, the Board of Directors may declare dividends from paid-in surplus, earned surplus or from net earnings for the current or preceding fiscal year of the corporation whenever, and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.

     Section 6.02.  Use of Surplus, Reserves.  Subject to the provisions of the
                    ------------------------
Articles of Incorporation and of these Bylaws, the Board of Directors, in its discretion, may use, and apply, any of the net assets or net profits of the corporation applicable for such purpose in purchasing or acquiring any of the shares of the corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its net assets or net profits such sum or sums as it, in its absolute discretion, may think proper as a reserve fund for any purpose it may think proper.

     Section 6.03.  Unrealized Appreciation.  The Board of Directors, in
                    -----------------------
computing the fair value of the assets of the corporation to determine whether the corporation may pay a dividend or purchase its shares,

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shall not include unrealized appreciation of assets, except that readily marketable securities of other issuers may be valued at not more than market value.

     Section 6.04.  Record Date.  Subject to any provisions of the Articles of
                    -----------
Incorporation, the Board of Directors may fix a date not exceeding forty (40) days preceding the date fixed for the payment of any dividend as the record date fixed for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the corporation after the record date. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.

                                 ARTICLE VII.
                     BOOKS AND RECORDS, AUDIT, FISCAL YEAR

     Section 7.01.  Books and Records.  The Board of Directors of the
                    -----------------
corporation shall cause to be kept:

     (1) A share register, giving the names and addresses of the shareholders, the number and classes held by each and the dates on which the certificates therefor were issued;

     (2)  Records of all proceedings of shareholders and Directors; and

     (3) Such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

     Section 7.02.  Documents Kept at Registered Office. The Board of Directors
                    -----------------------------------
shall cause to be kept at the registered office of the corporation originals or copies of:

     (1)  Records of all proceedings of shareholders and Directors;

     (2)  Bylaws of the corporation and all amendments thereto; and

     (3) Reports made to any or all of the shareholders within the next preceding three (3) years.

     Section 7.03.  Fiscal Year.  The fiscal year of the corporation shall be
                    -----------
determined by the Board of Directors.

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                                 ARTICLE VIII.
                              INSPECTION OF BOOKS

     Section 8.01.  Examination by Shareholders.  Every shareholder of the
                    ---------------------------
corporation and every holder of a voting trust certificate shall have a right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, and at the place or places where usually kept, the share register, books of account, and records of proceedings of the shareholders and Directors and to make extracts therefrom.

     Section 8.02.  Information to Shareholders.  Upon request by a shareholder
                    ---------------------------
of the corporation, the Board of Directors shall furnish to him a statement of a profit and loss for the last fiscal year and a balance sheet containing a summary of the assets and liabilities as of the close of such fiscal year.

                                  ARTICLE IX.
                  LOANS TO OFFICERS, DIRECTORS, SHAREHOLDERS

     Section 9.01. The corporation shall not lend any of its assets to any officer or Director of the corporation, nor shall it lend any of its assets to shareholders upon the security of its shares. If any such loan be made, the officers and Directors who make such loan, or assent thereto, shall be jointly and severally liable for repayment or return thereof. The corporation shall not take, as security for any debt, a lien upon its shares unless such lien be taken to secure a debt previously contracted.


                                  ARTICLE X.
                                  AMENDMENTS

     Section 10.01. These Bylaws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting provided that notice of such proposed amendment shall have been given to the Directors in the notice of such meeting. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws by a majority vote of the shareholders present or represented at any annual or special meeting of shareholders called for such purpose, and the Board of Directors shall not make or alter any Bylaws fixing their qualifications, classifications, term of office or number.

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                                  ARTICLE XI.

     Section 11.01. Except as otherwise stated herein or in the Articles of Incorporation, this corporation, together with its Directors and Officers, shall have all of the rights, powers, duties and responsibilities set forth in the General Corporation Law of Delaware.

                                 ARTICLE XII.
                                     SEAL

     Section 12.01. The Board of Directors may provide a corporate seal, but whether or not such seal is provided, its use shall not be required in order to validate any act or instrument.

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